Exhibit 99.1

 ALIGN TECHNOLOGY, INC. REPORTS Q3 2005 REVENUES OF $50.9M AND NET LOSS OF $1.5M

    SANTA CLARA, Calif., Oct. 26 /PRNewswire-FirstCall/ -- Align Technology, Inc. (Nasdaq: ALGN), the inventor of Invisalign(R), a proprietary method of straightening teeth without wires and brackets, today reported financial results for the third quarter of 2005. Total revenues for the third quarter of 2005 were $50.9 million, compared to $45.8 million in the third quarter of 2004, an increase of 11.1 percent.

    "We continue to make solid progress in product development and manufacturing systems initiatives," stated Thomas M. Prescott, Align Technology's President and CEO. "Our commitment to creating long-term value for our customers, shareholders and employees is reflected in our drive to make Invisalign the treatment of choice for straightening teeth."

    The net loss for the third quarter of 2005, as reported on a GAAP basis, was $1.5 million, or loss per share of $0.02. This compares to a GAAP net profit of $3.3 million for the third quarter of 2004, or diluted EPS of $0.05 per share. For comparison purposes, this also compares to a non-GAAP net profit of $4.7 million for the third quarter of 2004 or non-GAAP diluted EPS of $0.07. Non-GAAP net profit excludes the effects of stock-based compensation. The reconciliation of the GAAP to non-GAAP measurements for net profit (loss) and EPS is set forth below within Align Technology's financial statements.

    As of September 30, 2005, Align had $79.6 million in cash, cash equivalents, and marketable securities, compared to $70.0 million as of December 31, 2004.

    Align Webcast and Conference Call
    Align Technology will host a webcast and conference call today, October 26, 2005 at 10:00 a.m. EDT, 7:00 a.m. PDT, to review the third quarter of 2005 results and discuss future operating trends and guidance. To access the webcast, click on "Webcasts & Presentations" on Align Technology's Investor Relations web site at http://investor.aligntech.com . To access the conference call, please dial 201-689-8341 approximately fifteen minutes prior to the start of the call. If you are unable to listen to the call, an archived web cast will be available beginning approximately one hour after the call's conclusion and will be available on our website. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with account number 292 followed by # and conference number 151234 followed by #. The replay may be accessed from international locations by dialing 201-612-7415 and using the same account and conference numbers referenced above. The telephonic replay will be available through 5:30 p.m. EST on November 3, 2005.

    About Align Technology, Inc.
    Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and older teens. Align Technology was founded in April 1997 and received FDA clearance to market Invisalign in 1998.

    To learn more about Invisalign or to find a certified Invisalign doctor in your area, please visit www.invisalign.com or call 800-INVISIBLE.

    Contact: investor relations, Barbara Domingo of Align Technology, Inc., +1-408-470-1000, or investorinfo@aligntech.com; or press, Shannon Mangum Henderson of Ethos Communication, Inc., +1-678-417-1767, or shannon@ethoscommunication.com, for Align.

ALIGN TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

                                            Three Months Ended             Nine Months Ended
                                      -----------------------------   -----------------------------
(in thousands, except                 September 30,   September 30,   September 30,   September 30,
 per share data)                          2005            2004            2005            2004
-----------------------------------   -------------   -------------   -------------   -------------
Revenues                              $      50,866   $      45,766   $     155,961   $     129,175

Cost of revenues                             14,975          14,922          47,073          42,565

Gross profit                                 35,891          30,844         108,888          86,610

Operating expenses:

Sales and marketing                          21,315          13,884          61,498          40,555
General and administrative                   11,715           8,263          30,949          25,196
Research and development                      4,400           4,846          14,658          11,750

Total operating expenses                     37,430          26,993         107,105          77,501

Profit (loss)
 from operations                             (1,539)          3,851           1,783           9,109

Interest and other income
 (expense), net                                 326            (217)             28            (619)
Provision for income taxes                     (303)           (316)           (926)           (843)

Net profit (loss)                     $      (1,516)  $       3,318   $         885   $       7,647

Net profit (loss) per share
  - basic                             $       (0.02)  $        0.06   $        0.01   $        0.13
  - diluted                           $       (0.02)  $        0.05   $        0.01   $        0.12

Shares used in computing
 net profit (loss) per share
  - basic                                    61,788          60,319          61,509          59,703
  - diluted                                  61,788          64,055          63,129          64,298

ALIGN TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

                                          September 30,    December 31,
(in thousands)                                2005             2004
---------------------------------------   -------------   -------------
             ASSETS

Current assets:
Cash and cash equivalents                 $      77,354   $      69,659
Restricted cash                                     265             303
Marketable securities, short-term                 1,990              --
Accounts receivable, net                         29,155          28,809
Inventories, net                                  3,594           2,852
Other current assets                              5,039           5,211
 Total current assets                           117,397         106,834

Property and equipment, net                      24,326          21,702
Other long-term assets                            3,291           2,176

  Total assets                            $     145,014   $     130,712

 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable                          $       3,653   $       3,361
Accrued liabilities                              28,870          23,481
Deferred revenue                                 19,705          16,257
Debt obligations, current portion                   417           1,849
 Total current liabilities                       52,645          44,948

Other long term liabilities                          54              25

 Total liabilities                               52,699          44,973

Total stockholders' equity                       92,315          85,739

  Total liabilities and
   stockholders' equity                   $     145,014   $     130,712

ALIGN TECHNOLOGY, INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial statements presented on a GAAP basis, Align uses a non-GAAP measure of net profit (loss), which is adjusted to exclude certain costs and expenses and any associated tax effects of such adjustments.We believe that our non-GAAP net profit (loss) gives an indication of our baseline performance before other charges that are considered by management to be outside of our core operating results. In addition, our non-GAAP net profit (loss) is among the primary indicators management uses as a basis for our planning and forecasting of future periods.The presentation of this additional information should not be considered in isolation or as a substitute for net profit (loss) prepared in accordance with generally accepted accounting principles in the United States of America.

                                             Three Months Ended             Nine Months Ended
                                      -----------------------------   -----------------------------
(in thousands,                        September 30,   September 30,   September 30,   September 30,
except per share data)                     2005            2004            2005           2004
-----------------------------------   -------------   -------------   -------------   -------------
Revenues                              $      50,866   $      45,766   $     155,961   $     129,175

Cost of revenues                             14,975          14,784          47,073          41,710

Gross profit                                 35,891          30,982         108,888          87,465

Operating expenses:

Sales and marketing                          21,315          13,770          61,492          39,920
General and administrative                   11,715           7,754          30,943          22,588
Research and development                      4,400           4,206          14,658          10,448

Total operating expenses                     37,430          25,730         107,093          72,956

Profit (loss)
 from operations                             (1,539)          5,252           1,795          14,509

Interest and other
 income (expense), net                          326            (217)             28            (619)
Provision for income taxes                     (303)           (316)           (926)           (843)

Net profit (loss)                     $      (1,516)  $       4,719   $         897   $      13,047

Net profit (loss) per share
  - basic                             $       (0.02)  $        0.08   $        0.01   $        0.22
  - diluted                           $       (0.02)  $        0.07   $        0.01   $        0.20

Shares used in computing
 net profit (loss) per share
  - basic                                    61,788          60,319          61,509          59,703
  - diluted                                  61,788          64,055          63,129          64,298

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP NET PROFIT (LOSS) TO ADJUSTED NON-GAAP NET PROFIT (LOSS) (unaudited)

                                            Three Months Ended              Nine Months Ended
                                      -----------------------------   -----------------------------
                                      September 30,   September 30,   September 30,   September 30,
(in thousands)                             2005            2004            2005           2004
-----------------------------------   -------------   -------------   -------------   -------------
Calculation of non-GAAP net profit (loss) excluding special items:

Net profit (loss)                     $      (1,516)  $       3,318   $         885   $       7,647

Items:
Stock-based compensation  expense included in: (A)
 - cost of revenues                              --             138              --             855
 - sales and marketing                           --             114               6             635
 - general and administrative                    --             509               6           2,608
 - research and development                      --             640              --           1,302

Non-GAAP net profit (loss)
 excluding special items              $      (1,516)  $       4,719   $         897   $      13,047

(A)Stock-based compensation expense represents the amortization of deferred stock-based compensation recorded in connection with the granting of stock options to employees and non-employees.

SOURCE  Align Technology, Inc.
    -0-                             10/26/2005
    /CONTACT: investor relations, Barbara Domingo of Align Technology, Inc., +1-408-470-1000, or investorinfo@aligntech.com; or press, Shannon Mangum Henderson of Ethos Communication, Inc., +1-678-417-1767, or shannon@ethoscommunication.com, for Align/
    /Web site:  http://www.invisalign.com/
    (ALGN)